UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2003

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500 Portland, Oregon	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-274-2300

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.	Regulation FD Disclosure

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This exhibit is not filed, but furnished pursuant to Regulation FD:

99.1            Press release dated June 6, 2003 regarding Crown Pacific Partners L.P.’s receipt of forbearance agreements from its lenders.

Item 9.  Regulation FD Disclosure

On June 6, 2003 Crown Pacific Partners, L.P. issued a press release announcing that it has entered into forbearance agreements with its bank lenders and bondholders, which are effective through June 15, 2003, while it continues its previously announced recapitalization discussions with these lenders.  This forbearance was sought because the Partnership did not make its interest payments due on these lenders’ debt in late May and early June 2003.

The Partnership cannot predict whether it will be successful in its recapitalization efforts.  As previously discussed, if the Partnership is not successful in negotiating a recapitalization with its lenders, it will likely seek protection through a Chapter 11 bankruptcy proceeding to protect the interests of all stakeholders.

A copy of the June 6, 2003 press release is included as exhibit 99.1 hereto. This  information is being furnished under Item 9 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2003	CROWN PACIFIC PARTNERS, L.P.

	By:	Crown Pacific Management Limited Partnership, as General Partner

	By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)